UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities and Exchange Act of 1934

Date of Report (Date of earliest event reported): June 11, 2008

American Technologies Group, Inc.
(Exact name of registrant as specified in its charter)

Nevada	0-23268	95-4307525
(State or other	(Commission	(IRS Employer
jurisdiction of Incorporation)	File No.)	Identification Number)

412 W. Bolt St.
Ft. Worth, TX 76113
(Address of principal executive offices) (Zip code)

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Amendment to Material Definitive Agreement

As disclosed in our Preliminary Schedule 14A filed with the Securities Exchange Commission on June 13, 2008 and our Form 8-K Filed on April 11, 2008, on April 7, 2008, we entered into a Stock Purchase and Sale Agreement (the "Purchase Agreement") pursuant to which North Texas Steel Company, Inc. and Whitco Poles, Inc. would be sold to NTS-WIT, Holdings, LLC.  This Purchase Agreement contained a clause allowing it to be terminated by NTS-WIT, Holdings, LLC if closing was not consummated prior to May 31, 2008.  Because no such closing has occurred, we have entered into an amendment to the Purchase Agreement extending the period to close through August 31, 2008. Signature pages to this amendment were exchanged on June 11, 2008.   A copy of this amendment is attached to this filing.

ITEM 99.1. EXHIBITS.

Amendment to the Stock Purchase and Sale Agreement dated as of June 9, 2008, by and among NTS-WIT Holdings, LLC, a limited liability company incorporated under the laws of the State of Delaware, American Technologies Group, Inc., a corporation incorporated under the laws of the State of Nevada, and Omaha Holdings Corp., a corporation incorporated under the laws of the State of Delaware.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

American Technologies Group, Inc.

Dated: June 16, 2008	By:	/s/ Thomas E. Durkin, III
Thomas E. Durkin, III
President